Exhibit 3.2
CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
CROWN CASTLE INTERNATIONAL CORP.

Pursuant to Section 242
of the General Corporation Law of the State of Delaware

Crown Castle International Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“Corporation”),
DOES HEREBY CERTIFY:
FIRST: The Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended by deleting Article I thereof and inserting the following:
“ARTICLE I
Name
The name of the corporation (which is hereinafter referred to as the “Corporation”) is:
Crown Castle Inc.”
SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Crown Castle International Corp. has caused this certificate to be signed this 1st day of August, 2022.

CROWN CASTLE INTERNATIONAL CORP.
By:	/s/ Kenneth J. Simon
	Name:	Kenneth J. Simon
	Title:	Executive Vice President and General Counsel

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